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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Prospectus Supplements dated February 3, 1998 to the prospectus contained in the Registration Statement of Jacor Communications, Inc., Jacor Communications Company and Subsidiary Guarantors on Form S-3 (File No. 333-40127) and the Abbreviated Registration Statement on Form S-3 of our report dated February 27, 1997 on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in Jacor Communications, Inc.'s Annual Report on Form 10-K; of our report dated February 28, 1997, on our audits of the combined financial statements of EFM Media Management, Inc., EFM Publishing, Inc., and PAM Media, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K dated March 21, 1997, as amended on March 26, 1997; of our report dated November 7, 1997 on our audits of the financial statements of Archon Communications, Inc. as of December 31, 1996 and March 31, 1997 and for the period July 6, 1995 (Date of Inception) to December 31, 1995, the year ended December 31, 1996 and the three months ended March 31, 1997, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K dated November 21, 1997; and of our report dated November 14, 1997 on our audits of the combined balance sheet of Synergy Broadcast Investment Enterprises, L.L.C., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of September 28, 1997 and the combined balance sheets of Shanahan Broadcasting, Inc., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of December 29, 1996 and December 31, 1995, and the related combined statements of income, shareholders' equity and cash flows for the nine month period ended September 28, 1997, the year ended December 29, 1996 and the ten months ended December 31, 1995, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K dated November 21, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
January 30, 1998